Exhibit 23.2   Consent of Malone & Bailey, PLLC, independent public accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of Eagle Broadband, Inc., on Form S-3 of our report dated December 5, 2003, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K/A for the year ended August 31, 2003.



/S/Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas
December 11, 2003